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                                                                   EXHIBIT 5.1

                           Opinion of King & Spalding




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                         [LETTERHEAD OF KING & SPALDING]

                                January 21, 1998

  Syntellect Inc.
  1000 Holcomb Woods Parkway, Suite 410A
  Roswell, Georgia  30076

             Re:   Syntellect Inc. -- Form S-8
                   Registration Statement

  Gentlemen:

             We have acted as counsel for Syntellect Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission. The Registration Statement relates to an additional 750,000 shares of the Company's common stock, par value $.01 per share (the "Shares"), to be issued pursuant to, or upon the exercise of options (the "Options") or other stock-based awards (the "Awards") granted pursuant to, the Syntellect Inc. Long-Term Incentive Plan (the "Plan"), as amended.

             As such counsel, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

             For purposes of this opinion, we have assumed the following: (i) the Shares that may be issued pursuant to the Plan or upon exercise of the Options or Awards granted pursuant to the Plan will continue to be duly authorized on the dates of such issuance and (ii) on the date on which any Option or Award is exercised, such Option or Award will have been duly executed, issued and delivered by the Company and will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

             The opinions expressed herein are limited in all respects to the federal laws of the United States of America and laws of the State of Delaware, and no opinion is expressed with respect to the laws of any jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.


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  Syntellect Inc.
  January 21, 1998
  Page Two


             Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

             a.       The Shares are duly authorized; and

             b. When the Shares are issued pursuant to the Plan or upon exercise of the Options or Awards granted pursuant to the Plan against payment therefor, as the case may be, as provided in the Plan, such Shares will be validly issued, fully paid and nonassessable.

             This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered solely for the benefit of Syntellect Inc. in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

             We consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                                        Very truly yours,

                                                        /s/ King & Spalding
                                                        KING & SPALDING